EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AmREIT Monthly Income & Growth Fund III, Ltd. (the "Company") on Form 10-KSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), H. Kerr Taylor, Chief Executive Officer of the General Partner of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ H. Kerr Taylor
Name: H. Kerr Taylor
Title: Chief Executive Officer of AmREIT Monthly Income & Growth III Corporation, General Partner of the Company

Date: March 31, 2008